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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                   ---------------


                                      FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (date of earliest event reported):  November 30, 1998



                                   MOSSIMO, INC.
                 (Exact name of Registrant as specified in charter)


          DELAWARE                                           33-0684524
      (State or other                1-14208              (I.R.S. Employer
      jurisdiction of       (Commission File Number)   Identification Number)
       incorporation)


              2450 WHITE ROAD, 2ND FLOOR, IRVINE, CALIFORNIA 92614
                    (Address of principal executive offices)



         Registrant's telephone number, including area code: (949) 797-0200


                        9 PASTEUR, IRVINE, CALIFORNIA 92618
            (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

          On November 30, 1998, the Board of Directors of Mossimo, Inc., a Delaware corporation (the "Issuer"), approved the appointment of Edwin H. Lewis as Chief Executive Officer ("CEO"), President and Director of the Issuer, effective on December 1, 1998. In connection with this appointment, John Brincko, who was serving as CEO and President, has resigned from his positions, but will remain as a consultant for the Issuer until his contract expires on December 31, 1998.

          On November 30, 1998, Mr. Lewis accepted his appointment as CEO, President and Director of the Issuer, effective on December 1, 1998. In consideration of the foregoing, the Issuer and Mr. Lewis entered into (i) a Nonqualified Stock Option Agreement dated as of November 30, 1998, pursuant to which the Issuer granted Mr. Lewis an immediately exercisable option to purchase up to 5,152,778 shares of the Issuer's Common Stock, par value $.001 per share (the "Common Stock"), at a purchase price of $3.00 per share (i.e., the fair market value of the Common Stock on the date of grant); (ii) an Incentive Stock Option Agreement dated as of November 30, 1998, pursuant to which the Issuer granted Mr. Lewis an immediately exercisable option to purchase up to 33,333 shares of Common Stock at a purchase price of $3.00 per share; (iii) a Nonqualified Performance Stock Option Agreement dated as of November 30, 1998, pursuant to which the Issuer granted Mr. Lewis an option to purchase up to 966,667 shares of Common Stock at a purchase price of $3.00 per share, with such options vesting on November 30, 2005, subject to accelerated vesting upon the happening of certain events relating in part to the Common Stock price; and (iv) a Performance Incentive Stock Option Agreement dated as of November 30, 1998, pursuant to which the Issuer granted Mr. Lewis an option to purchase 33,333 shares of Common Stock at a purchase price of $3.00 per share, with such options vesting on November 30, 2005, subject to accelerated vesting upon the happening of certain events relating in part to the Common Stock price (together, the "Stock Option Agreements"). As a result of the option grants under the Stock Option Agreements, Mr. Lewis is deemed to be the beneficial owner (as defined in Rule 13d-3(d)(1) of the Exchange Act of 1934, as amended) of 5,186,111 shares of Common Stock, representing 34.5% of the outstanding shares of the Common Stock.

          In connection with the execution of the Stock Option Agreements, the Issuer and Mossimo Giannulli entered into (i) a Contribution Agreement dated as of November 30, 1998, pursuant to which Mr. Giannulli has agreed to contribute to the Issuer a number of shares of Common Stock equal to the aggregate number of shares of Common Stock to be issued by the Issuer upon Mr. Lewis' exercise of the options contemplated by the Stock Option Agreements and (ii) an Escrow Agreement dated as of November 30, 1998, pursuant to which Mr. Giannulli agreed to place 6,186,111 shares of Common Stock in an escrow account pending Mr. Lewis' exercise of the options contemplated by the Stock Option Agreements (together, the "Funding Agreements"). Mr. Giannulli entered into the Funding Agreements for no consideration payable by the Issuer.

          The options contemplated by the Nonqualified Stock Option Agreement and the Nonqualified Performance Stock Option Agreement will expire upon the earlier of (i) November

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30, 2018 and (ii) one year from the date of the death of Mr. Lewis.  The options contemplated by the Incentive Stock Option Agreement and the Performance Incentive Stock Option Agreement will expire upon the earlier of
(i) November 30, 2008 and (ii) one year from the date of the death of Mr. Lewis. Pursuant to the terms of the Escrow Agreement, if any options contemplated by the Stock Option Agreements expire, shares of Common Stock underlying the options will revert back to Mr. Giannulli. The Escrow
Agreement provides that (i) dividends (other than stock dividends) made in respect of the Lewis Escrowed Shares (defined as the number of shares of Common Stock equal to (A) the number of escrowed shares of Common Stock underlying the Nonqualified Stock Option Agreement and the Incentive Stock Option Agreement, less (B) the number of shares of Common Stock issued to Mr. Lewis upon exercise of the options governed by the Nonqualified Performance Stock Option Agreement and the Performance Incentive Stock Option Agreement, and subsequently transferred to a third party ("Disqualified Shares")) shall be released to Mr. Lewis and (ii) dividends (other than stock dividends) made in respect of the Giannulli Escrowed Shares (defined as the number of shares of Common Stock equal to total number of escrowed shares, less the Lewis
Escrowed Shares) shall be released to Mr. Giannulli.

          On November 30, 1998, Mr. Lewis and Mr. Giannulli entered into a Stockholders Agreement which provides for certain rights and restrictions with respect to Mr. Lewis' and Mr. Giannulli's ownership interests in the Issuer and certain covenants relating to the corporate governance of the Issuer. The key provisions of the Stockholders Agreement are as follows:

          BOARD PARTICIPATION. The Board of Directors of the Company, which currently consists of four Directors (Mr. Giannulli, Mr. Lewis, John Stafford and Robert Martini), will be re-structured to consist of five Directors. The fifth Director will be designated by the Nominating Committee of the Board, which is comprised of Mr. Giannulli and Mr. Lewis. Each of Mr. Giannulli and Mr. Lewis will be entitled unilaterally to nominate for election one member of the Board until his death or such time as he does not own at least 10% of the outstanding Common Stock (a "Termination Event"). Accordingly, at each election of Directors in which the term of a Director nominated by Mr. Lewis or Mr. Giannulli expires, Mr. Lewis or Mr. Giannulli, as applicable, will be entitled to nominate one Director. Until a Termination Event, Mr. Giannulli and Mr. Lewis will continue to be the sole members of the Nominating Committee of the Board and, in such capacity, they will jointly nominate the other members of the Board. In the event Mr. Giannulli and Mr. Lewis cannot agree on joint nominees, such joint nominations will be made by the entire Board.

          VOTING RIGHTS. Each of Mr. Giannulli and Mr. Lewis will vote his shares of Common Stock in his sole and absolute discretion, except that, subject to certain termination events (i) Mr. Lewis will vote a number of shares of Common Stock equal to the number of Lewis Escrowed Shares, (ii) Mr. Giannulli will vote a number of shares of Common Stock equal to the number of Giannulli Escrowed Shares, (iii) Mr. Lewis will vote the number of shares of Common Stock issued upon exercise of the Nonqualified Performance Stock Option Agreement and the Performance Incentive Stock Option Agreement less the number of Disqualified Shares in accordance with Mr. Giannulli's instructions; and (iv) each of Mr. Giannulli and Mr. Lewis will vote one-half of the shares of Common Stock he acquires after November 30, 1998 in accordance with the other's instructions. The intent of these provisions is to equalize the voting power of Mr. Giannulli and Mr. Lewis except to the extent that either one of them transfers his shares to a third party. Therefore, after giving effect to these provisions, subject to certain termination events, until Mr. Giannulli or Mr. Lewis transfers his shares to a third party, each of Mr. Giannulli and Mr. Lewis will have the right to vote 5,186,111 shares, or 34.5% of the outstanding shares of Common Stock.
In the event of the death or mental disability of either Mr. Giannulli or Mr. Lewis, each Successor (defined as an heir of the deceased party or a transferee of an heir receiving greater than 5% of the outstanding voting securities of the Issuer) shall vote the deceased party's voting securities in accordance with the directions of whichever of Mr. Giannulli or Mr. Lewis is the survivor, and, in the absence of such instructions, shall not vote such securities. Mr. Giannulli and Mr. Lewis have also agreed to vote in favor of each other's Board nominees, and to vote in favor of the Mossimo, Inc. Stock Option Plan for Mr. Lewis at the next annual meeting of stockholders.


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          STANDSTILL PROVISIONS.  Until such time as either Mr. Giannulli or
Mr. Lewis dies or does not beneficially own at least 10% of the outstanding shares of Common Stock, or until certain other termination events occur (a "Standstill Termination Event"), neither Mr. Giannulli nor Mr. Lewis will be permitted, without the consent of the other, to seek representation on the Board, other than as described in the Stockholders Agreement, or to form a group with other stockholders of the Issuer for the purpose of acquiring, holding, voting or disposing of voting securities of the Issuer.

          RESTRICTIONS ON TRANSFER TO COMPETITORS. Until the earlier of a Standstill Termination Event or November 30, 2000, neither Mr. Giannulli nor Mr. Lewis will be permitted to transfer his shares to a third party, subject to certain exceptions, including sales pursuant to Rule 144 under the Securities Act of 1933, as amended. Thereafter, neither party may transfer more than 5% of the outstanding shares of Common Stock to a competitor of the Issuer without the consent of 60% of the Board of Directors of the Issuer.

          RIGHT OF FIRST REFUSAL. Each of Mr. Giannulli and Mr. Lewis will have a right of first refusal to purchase the other's shares in the event of a proposed sale of such shares to a third party, subject to certain exceptions. To exercise this right, Mr. Giannulli or Mr. Lewis must purchase the shares on the same terms offered by the third party.

          RIGHT OF INCLUSION. If either Mr. Giannulli or Mr. Lewis (the "Selling Party") proposes to sell shares representing more than 5% of the outstanding Common Stock to a third party, the Selling Party must allow the other party the opportunity to sell one-half of the shares in the transaction. For example, if a third party offers to purchase two million shares of Common Stock from Mr. Giannulli, Mr. Giannulli must cause the third party to offer to purchase one million shares of Common Stock from each of Mr. Giannulli and Mr. Lewis.

          REGISTRATION RIGHTS. The Company has agreed to enter into registration rights agreements with Mr. Lewis and Mr. Giannulli with respect to the shares of Common Stock owned by Mr. Giannulli and the shares of Common Stock underlying the Stock Option Agreements.

          The foregoing summary of the transactions and agreements described above does not purport to be complete and is qualified in its entirety by reference to the exhibits filed herewith which are incorporated by reference herein.

ITEM 7.   EXHIBITS

          4.1 Stockholders Agreement dated as of November 30, 1998, between Mossimo Giannulli, Edwin H. Lewis and Mossimo, Inc.

          10.1 The Mossimo, Inc. Stock Option Plan for Edwin Lewis.

          10.2 Nonqualified Stock Option Agreement dated as of November 30, 1998, between Mossimo, Inc. and Edwin H. Lewis.

          10.3 Incentive Stock Option Agreement dated as of November 30, 1998, between Mossimo, Inc. and Edwin H. Lewis.

          10.4 Nonqualified Performance Stock Option Agreement dated as of November 30, 1998, between Mossimo, Inc. and Edwin H. Lewis.

          10.5 Performance Incentive Stock Option Agreement dated as of November 30, 1998, between Mossimo, Inc. and Edwin H. Lewis.


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          10.6 Contribution Agreement dated as of November 30, 1998, between
               Mossimo, Inc. and Mossimo Giannulli.

          10.7 Form of Escrow Agreement dated as of November 30, 1998, between Mossimo, Inc., Mossimo Giannulli, and the custodian thereunder.

          99.1 Press Release, dated November 30, 1998 relating to the appointment of Edwin H. Lewis as Chief Executive Officer and President of Mossimo, Inc.


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                                  SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 7, 1998
                              MOSSIMO, INC.


                              By: /s/ EDWIN H. LEWIS
                                 -------------------------------------
                                 Edwin H. Lewis
                                 Chief Executive Officer and President


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